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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1996, with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended February 3, 1996, incorporated by reference in the Joint Proxy Statement of Staples, Inc. and Office Depot, Inc. that is made a part of Amendment No. 2 to the Registration Statement (S-4 No. 333-15853) and Prospectus of Staples, Inc. for the registration of 190,000,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP


January 22, 1997
Boston, Massachusetts